SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC 20549
                            ----------------------------

                                   CURRENT REPORT
                                         ON
                                     FORM 8-K/A

                          PURSUANT TO SECTION 13 OR 15(D)
                                       OF THE
                          SECURITIES EXCHANGE ACT OF 1934
                            ----------------------------


           DATE OF REPORT (Date of earliest event reported): June 3, 1998

                            ----------------------------


             (Exact name of registrant as specified in its charter)
                               THINK NEW IDEAS, INC.
                            ----------------------------


(State or other jurisdiction     (Commission File         (I.R.S. Employer
      of incorporation)               Number)            Identification No.)
          DELAWARE                   000-21775               95-4578104


                    (Address of principal executive offices)
           45 WEST 36TH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10018

         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 629-6800

                            ----------------------------

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

      Not Applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      Pursuant to an Agreement and Plan of Merger, dated June 2 1998 (the "Agreement"), THINK New Ideas, Inc. (the "Company") acquired all of the issued and outstanding shares of capital stock of Interweb, Inc., ("Interweb"), an Atlanta-based Internet Solutions firm, in exchange for the issuance of 600,000 shares of Common Stock of the Company and $200,000. Interweb was merged with and into the Company upon the filing of a Certificate of Merger to be filed with the Secretary of State of the State of Delaware and Articles of Merger to be filed with the Secretary of State of the State of Georgia. Interweb is engaged in the business of providing web-based solutions to Fortune 500 companies. The Company's acquisition of Interweb will be accounted for using the purchase method of accounting. All five member's of Interweb's management team and all of Interweb's other employees will be retained and become part of the Company's operating structure in Atlanta, Georgia.

      The amount and nature of the consideration paid in connection with the transactions reported herein were the result of arm's length negotiations between the parties. No material relationships between the Company and Interweb or any of the Company's or Interweb's affiliates, any directors or officers of the Company or Interweb or any associate of any such director or officer existed prior to the occurrence or consummation of the transactions reported herein.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

      Not Applicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

      Not Applicable.

ITEM 5.     OTHER EVENTS

      Not Applicable.
ITEM 6.     RESIGNATION OF REGISTRANT'S DIRECTORS

      Not Applicable.

ITEM.7.     FINANCIAL STATEMENTS AND EXHIBITS

      (a) and (b) FINANCIAL STATEMENTS.

      The following financial statements and pro forma information concerning the Company are being provided in accordance with the instructions to this item within the requisite (60) day period from the date of the Company's Form 8-K previously filed on June 15, 1998.

(a) Financial statements of Interweb, Inc., the business acquired, prepared pursuant to Rule 310 ( c ) of Regulation S-B:

                                                                           PAGE

      Report of Independent Accountants                                      5
      Balance Sheets as of December 31, 1997 and 1996                        6
      Statement of Operations for the years ended
           December 31, 1997 and 1996                                        7
      Statement of Changes in  Shareholders  Equity for the
           years ended December 31,  1997 and 1996                           8
      Statement  of Cash Flows for the year ended
           December31, 1997 and 1996                                         9
      Notes to Financial Statements                                         10

(b) Pro forma financial information required pursuant to Rule 310 (d) of Regulation S-B:

      Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
            March 31, 1998                                                    18
      Unaudited Pro Forma Condensed Consolidated Statement of Operations
             for the nine months ended March 31, 1998                         19
      Unaudited Pro Forma Condensed Consolidated Statement of Operations
             for the year ended June 30, 1997                                 20
      Notes to Pro Forma Consolidated Financial Information                   21



      (c)         EXHIBITS.

       Exhibit 2.01 Agreement and Plan of Merger, dated as of June 2, 1998, by and among THINK New Ideas, Inc., and Interweb, Inc.


ITEM 8.     CHANGE IN FISCAL YEAR

      Not Applicable.

                         REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Interweb, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations and shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Interweb, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As explained in Note 10, the Company was acquired by Think New Ideas, Inc. on June 3, 1998.


/s/ PricewaterhouseCoopers, LLP
Atlanta, Georgia
July 17, 1998

                                                                               5
INTERWEB, INC.
BALANCE SHEETS

                                                              December 31,          December 31,
                                                                  1997                  1996

Assets
Current assets
    Cash                                                        $  281,554          $   31,505
    Accounts receivable                                            334,329             370,512
    Costs and estimated earnings in excess of billings
      on uncompleted contracts                                       9,000                --
    Prepaid expenses and other assets                                3,014               7,132
                                                                ----------          ----------
      Total current assets                                         627,897             409,149

Property and equipment, net                                        317,395             184,599
Intangible assets, net                                              50,787                --
Other non-current assets                                            11,082               6,013
                                                                ----------          ----------
      Total assets                                              $1,007,161          $  599,761
                                                                ----------          ----------

Liabilities and Shareholders' Equity
Current liabilities
    Accounts payable                                            $   69,542          $      980
    Accrued expenses                                                28,575               7,139
    Current portion of long-term debt                               22,396              34,879
    Billings in excess of costs and estimated earnings
      on uncompleted contracts                                     290,000             137,000
    Deferred revenue                                                46,000              24,000
    Deferred rent                                                   38,884                --
                                                                ----------          ----------
      Total current liabilities                                    495,397             203,998

Long-term debt, net of current portion                              11,186              33,581
                                                                ----------          ----------
      Total liabilities                                            506,583             237,579
                                                                ----------          ----------

Shareholders' equity
    Common stock, par value $.01; 1,000,000 shares
      authorized and 109,649 shares issued and
      outstanding at December 31, 1997 and 1996                      1,096               1,096
    Paid-in capital                                                126,744             126,744
    Retained earnings                                              372,738             234,342
                                                                ----------          ----------
      Total shareholders' equity                                   500,578             362,182
                                                                ----------          ----------

Commitments
                                                                ----------          ----------

      Total liabilities and shareholders' equity                $1,007,161          $  599,761
                                                                ----------          ----------




       The   accompanying   notes  are  an  integral  part  of  these  financial
statements.

INTERWEB, INC.
Statements of Operations

                                                      For the years
                                                         ended
                                                      December 31,
                                                1997                     1996

Revenues                                     $ 2,480,968           $ 1,045,501
Cost of revenues                               1,476,630               398,942
                                             -----------           -----------
    Gross profit                               1,004,338               646,559

General and administrative expenses              495,458               321,915
Selling expenses                                 196,196                89,292
Depreciation and amortization                     73,969                18,894
Research and development expenses                 71,221                  --
                                             -----------           -----------

Income from operations                           167,494               216,458

Other income (expenses), net                       1,455                (1,609)
Interest income                                    5,908                 1,458
Interest expense                                  (5,090)               (5,037)
                                             -----------           -----------

    Net income                               $   169,767           $   211,270
                                             -----------           -----------





     The accompanying notes are an integral part of these financial statements.

    INTERWEB, INC.
    Statement of Changes in Shareholders Equity

                                         Common Stock              Additional
                                                   $ Par           Paid-in             Retained             Shareholders'
                                  Shares           Value           Capital             Earnings                Equity

Balance at
    December 31, 1995            100,000          $   1,000          $  39,000          $  23,072           $  63,072

Stock compensation                 9,649                 96             87,744               --                87,840

Net income                          --                 --                 --              211,270             211,270
                               ---------          ---------          ---------          ---------           ---------

Balance at
    December 31, 1996            109,649              1,096            126,744            234,342             362,182

Dividends                           --                 --                 --              (31,371)            (31,371)

Net income                          --                 --                 --              169,767             169,767
                               ---------          ---------          ---------          ---------           ---------

Balance at
    December 31, 1997            109,649          $   1,096          $ 126,744          $ 372,738           $ 500,578
                               ---------          ---------          ---------          ---------           ---------










The accompanying notes are an integral part of these financial statements.

INTERWEB, INC.
Statement of Cash Flows

                                                                For the years ended
                                                                   December 31,
                                                                 1997                  1996

Cash flows from operating activities
    Net income                                                 $ 169,767           $ 211,270
    Adjustments to reconcile net income to
      net cash provided by operating activities
         Depreciation and amortization                            73,969              18,894
         Stock based compensation                                   --                87,840
         Changes in assets and liabilities
            Accounts receivable                                   36,183            (344,327)
            Cost and estimated earnings in excess of
              billings on uncompleted contracts                   (9,000)               --
            Prepaid expenses and other assets                      4,118              (7,132)
            Other non-current assets                              (5,069)             (4,513)
            Accounts payable                                      68,562                  (1)
            Accrued expenses                                      21,436                --
            Billings in excess of cost and estimated
              earnings on uncompleted contracts                  153,000             137,000
            Deferred rent                                         38,884                --
            Deferred revenue                                      22,000              24,000
                                                               ---------           ---------
              Net cash provided by operating
                 activities                                      573,850             123,031
                                                               ---------           ---------

Cash flows from investing activities
    Purchase of identifiable intangibles                         (62,189)               --
    Purchases of property and equipment                         (195,363)            (94,311)
                                                               ---------           ---------
              Net cash used in investing
                 activities                                     (257,552)            (94,311)
                                                               ---------           ---------

Cash flows from financing activities
    Dividends                                                    (31,371)               --
    Repayment of debt                                            (34,878)            (38,055)
                                                               ---------           ---------
              Net cash used in financing activities              (66,249)            (38,055)
                                                               ---------           ---------

Net increase (decrease) in cash                                  250,049              (9,335)
Cash at beginning of period                                       31,505              40,840
                                                               ---------           ---------

Cash at end of period                                          $ 281,554           $  31,505
                                                               ---------           ---------

Supplemental disclosure of cash flows information
    Cash paid during the period for interest                   $   5,147           $   1,185
                                                               ---------           ---------

Supplemental schedule of noncash investing
    and financing activities
      Capitalized lease obligation and assets assumed               --                63,222






     The accompanying notes are an integral part of these financial statements.

INTERWEB, INC.
NOTES TO FINANCIAL STATEMENTS

1.     BACKGROUND


      Interweb, Inc. (the Company) was incorporated on September 20, 1994 under the laws of the state of Georgia. The Company provides complete Internet/Intranet and extranet professional services, including services such as Web site design, Internet-based marketing, applications development, hosting, and consulting. The Company provides these services for large corporate clients in the Atlanta and Southeast region.


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      REVENUE RECOGNITION
      Revenues related to web page development contracts, including planning and
      installation/implementation       are      recognized       using      the
      percentage-of-completion method. Costs and estimated earnings in excess of billings are reflected as an asset in the accompanying financial statements. Advance billings in excess of costs on software contracts represent deferred revenue and are recorded as billings in excess of costs and estimated earnings in the accompanying financial statements. Any anticipated losses on contracts are charged to earnings when identified. Revenues from hosting and maintenance services and post contract support are recorded as services are provided.

      PROPERTY AND EQUIPMENT
      Property and equipment is recorded at cost, less accumulated depreciation. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of assets range from 3 to 7 years. Equipment held under capital leases is amortized on the straight-line method over the lesser of the useful lives or the lease term.

      INTANGIBLE ASSETS
      Intangible assets are stated at cost less accumulated amortization and consist of intellectual property (primarily Net3[TRADEMARK] tradename and software product). Intangible assets are being amortized using the straight-line method over their estimated useful lives of 5 years.

      The carrying value of the intellectual property is reviewed if the facts and circumstances suggest that they may be impaired. If this review indicates the intangible assets will not be recoverable, as determined based on future expected cash flows or other fair market value determinations, the Company's carrying value of the intangible assets is reduced.

INTERWEB, INC.
NOTES TO FINANCIAL STATEMENTS

      SOFTWARE DEVELOPMENT COSTS
      In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. To date, the establishment of technological feasibility of the Company's products and general release of such software have substantially coincided. As a result, software development costs qualifying for capitalization have been insignificant and therefore, the Company has not capitalized any of the $71, 221 of software development costs incurred during 1997.

      INCOME TAXES
      The  Company,  with the consent of its  stockholders,  has  elected  under
      Section 1362 of the Internal Revenue Code to be taxed as a Subchapter S Corporation. The Company files its tax return on a calendar year basis. In lieu of corporate income taxes, as an S Corporation the stockholders report the taxable income or loss in their individual tax returns. Accordingly, the financial statements do not include provisions for income taxes.

      There are differences between the financial statements carrying amounts and the tax basis of existing assets and liabilities. Such differences are primarily due to the use of the cash basis of accounting for tax purposes. At December 31, 1997, the tax basis of the Company's net assets was less than the carrying amount as presented in the financial statements by approximately $127,000.

      STOCK-BASED COMPENSATION PLANS
      The Company has elected to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations; and to elect the disclosure option of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123). Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

      CONCENTRATION OF CREDIT RISK
      For the years ended December 31, 1997 and 1996, one of the Company's customers accounted for approximately 78% and 93%, respectively of the Company's revenue. This customer comprised approximately 42% and 94% of the Company's accounts receivable balances at December 31, 1997 and 1996, respectively.

      FAIR VALUE OF FINANCIAL INSTRUMENTS
      The carrying amounts of financial instruments including cash, accounts receivable, accounts payable, and other liabilities approximate fair value. The carrying amount of long-term debt approximates fair value based on current rates of interest available to the Company for loans of similar maturities.

                                                                              11
INTERWEB, INC.
NOTES TO FINANCIAL STATEMENTS


      USE OF ESTIMATES
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RECLASSIFICATION
      Certain comparative amounts have been reclassified to conform with current presentation.

 3.    PROPERTY AND EQUIPMENT

      Property and equipment consists of the following:


                                         December 31,          December 31,
                                           1997                   1996

Furniture and fixtures                   $  46,243           $  25,272
Computer equipment and software            341,533             177,074
Equipment                                   16,215               6,282
                                         ---------           ---------
                                           403,991             208,628
Less:  Accumulated depreciation            (86,596)            (24,029)
                                         ---------           ---------

                                         $ 317,395           $ 184,599
                                         ---------           ---------

      Depreciation expense for the years ended December 31, 1997 and December 31, 1996 approximated $63,000 and $19,000, respectively.

      At December 31, 1997 and December 31, 1996, the Company had $44,153 and $54,958, net of accumulated amortization, of equipment under capital leases included in property and equipment. Amortization of capital leases is included in depreciation expense.

 4.    LONG-TERM DEBT
      The Company's long-term debt is comprised of the following at:

                                              December 31,          December 31,
                                                   1997                   1996

10.5% note payable to shareholder                  $  8,880           $ 16,107
    due April 13, 1999
Capital lease obligations of equipment at
    varying interest rates from 9.25% to
    10.5% expiring from 1998 to 1999                 24,702             52,353
                                                   --------           --------
Total debt                                           33,582             68,460
Less current portion of long-term debt              (22,396)           (34,879)
                                                   --------           --------

Long-term debt                                     $ 11,186           $ 33,581
                                                   --------           --------

INTERWEB, INC.
NOTES TO FINANCIAL STATEMENTS


      At December 31, 1997 aggregate principal maturities of notes payable and capital lease obligations are as follows:


5.     SHAREHOLDERS' EQUITY

      In 1996, the Company's Board of Directors  authorized a two-for-one  stock
      split.   Shareholders'  equity  has  been  restated  to  give  retroactive recognition to the stock split for all periods presented.

      The Company makes periodic distributions in the form of dividends to the shareholders for amounts required to cover the resulting income taxes on the Company's taxable income. The Company paid shareholders a dividend of $31,371 in the year ended December 31, 1997. No dividends were paid in the year ended December 31, 1996.


6.     STOCK-BASED COMPENSATION

      1996 STOCK GRANT
      In March 1996, the Company granted a total of 9,649 shares of the Company's stock to two employees as compensation for services performed during the year. Approximately $88,000 was recorded as compensation expense in the year ended December 31, 1996 in relation to this transaction.

      STOCK OPTION PLAN
      On December 8, 1997, the Board of Directors adopted a stock option plan (the Plan) to promote the success of the Company by providing an additional means to attract and retain key personnel. Pursuant to the terms of the Plan, the Board of Directors is authorized to grant options to purchase common stock not to exceed 150,000 shares to officers, employees and certain non-employees. The Board of Directors is further authorized to establish the exercise price and the vesting terms.

      The Company expects that most options granted pursuant to the Plan will be subject to vesting (with respect to the exercise thereof) over a period of years, such as 33% increments each year over a period of three years, during which the optionee must continue to be an employee of the Company. The Board of Directors, however, may choose to impose different vesting requirements or none at all. Options outstanding under the Plan generally have a term of ten years.

      Except as otherwise provided in the Plan, an option may be exercised, in whole or in part, on the date or dates specified in the agreement and thereafter shall remain exercisable until the expiration or earlier termination of such option. However, no option may be exercised, regardless of vesting, until the Company changes its status from a sub-chapter S Corporation.

INTERWEB, INC.
NOTES TO FINANCIAL STATEMENTS


      A summary of stock options as of December 31, 1997 and changes during the period ending on that date is as follows:



                                               For the year ended
                                                 December 31,
                                                    1997
                                       ----------------------------------
                                                             Weighted
                                                             Average
                                                             Exercise
                                            Options            Price

Outstanding at beginning of period             --            $   --
Granted                                       5,024            44.65
Exercised                                      --                --
Forfeited                                      --                --
Options cancelled                              --                --
                                             ------
Outstanding at end of period                  5,024            44.65
Options exercisable at end of period          2,679            44.65


      The 5,024 options were granted on December 31, 1997 at an exercise price of $44.65 per share. The exercise price exceeded the fair market value on the date of grant.

      The Company applies APB Opinion No. 25 and related Interpretations in accounting for the Plan. During the fiscal year ended December 31, 1997, no compensation cost was recognized.

      Pro forma information regarding net income is required by FAS 123, and has been determined as if the Company had accounted for its employee stock options under the minimum value method.

      The minimum value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the year ended December 31, 1997. Dividend yield of 0%; risk free interest rate of 5.7%; expected life of 4 years.

      Had compensation cost for the Company's Plan been determined based on the minimum value at the grant date consistent with the provisions of FAS 123, the Company's net income for the year ended December 31, 1997 would not have changed, as the minimum value of the options granted is $0.

      As further described in Note 10, the Company cancelled its stock option plan during 1998.

INTERWEB, INC.
NOTES TO FINANCIAL STATEMENTS



7.     COMMITMENTS

      Certain operating facilities and equipment are leased under non-cancelable agreements. Certain leases require the Company to pay property taxes, insurance and maintenance costs. Operating lease expense charged to operations was approximately $132,000 and $36,000 in the years ended December 31, 1997 and 1996, respectively. The aggregate minimum rentals and sublease rentals remaining through dates of expiration amount to approximately $508,000 and $154,000, respectively and the amounts payable over the next five calendar years are as follows:


                                                      Minimum Rentals
                     Minimum          Sublease       to be received under
                     rentals           rentals           sublease

      1998          $136,000          $ 42,000        $   42,000
      1999           107,000            42,000            42,000
      2000           111,000            42,000            42,000
      2001           115,000            28,000              --
      2002            39,000              --                --


8.    ACQUISITION

      The Company purchased certain assets of Professional Web Authoring, Inc. d/b/a "PWA" on February 3, 1997 for $100,000. The purchase price was allocated, $37,811 to property and equipment and $62,189 to intangible assets, based upon fair value of the items acquired.

      At December 31, 1997, the Company had intangible assets with a carrying value of $50,787, net of accumulated amortization amounting to $11,402. The $11,402 of amortization was charged to operations in the periods ended December 31, 1997.


9.    RELATED PARTY TRANSACTIONS

      In May 1997, the Company entered into an agreement to lease space from Sin Queso Holdings LLC for a term of five years. The chief financial officer of the Company is a limited partner and manager of Sin Queso Holdings LLC. During 1997, the Company paid approximately $33,000 to Sin Queso Holdings LLC.

      As of  December  31,  1997 and  December  31,  1996,  $8,880 and  $16,108,
      respectively is due to a shareholder of the Company under a loan agreement. (See Note 4).


10.     SUBSEQUENT EVENT

      On June 3, 1998, the Company was acquired by Think New Ideas, Inc. a public company based in New York. Think New Ideas, Inc. exchanged 600,000 shares of its own stock for all 111,240 shares of Interweb, Inc. common stock outstanding on June 3, 1998.

      Prior to the acquisition of the Company by Think New Ideas, Inc., the stock option plan was cancelled. As consideration for canceling their options, the employees received shares of Interweb, Inc. stock. The transaction generated approximately $250,000 of compensation expense.

                               Think New Ideas, Inc.
               Pro Forma Condensed Consolidated Financial Statements
                                    (Unaudited)

      Effective June 3, 1998, Think New Ideas, Inc. (the "Company") acquired all of the issued and outstanding shares of capital stock of Interweb, Inc. ("Interweb"), an Atlanta-based Internet Solutions firm. Interweb is engaged in the business of providing web-based solutions to Fortune 500 companies. The Company's acquisition of Interweb was accounted for using the purchase method of accounting, with the excess of cost over net assets acquired to be amortized using the straight-line method over 15 years. A copy of the agreement is filed as exhibit 2.01 with this form 8-K/A.

            The Company paid $11,958,728 for all of the issued and outstanding shares of Interweb. The purchase price included $200,000 in cash, $133,728 in legal and accounting fees and 600,000 shares of the Company's $.0001 par value per share common stock valued at $11,625,000 based on the market closing price on the date of the acquisition.

            The unaudited pro forma condensed consolidated balance sheet gives retroactive effect to the acquisition of Interweb and assumes that the acquisition of Interweb took place on March 31, 1998 and combines the Company's March 31, 1998 condensed consolidated balance sheet with that of Interweb at March 31, 1998. The pro forma condensed consolidated statement of operations for the nine months ended March 31, 1998 assumes that the acquisition of Interweb took place as of the beginning of the period, July 1, 1997, and combines the Company's condensed consolidated statement of operations for the nine months ended March 31, 1998 with Interweb's condensed statement of operations for the nine months ended March 31, 1998. The pro forma condensed consolidated statement of operations for the year ended June 30, 1997 assumes that the acquisition of Interweb took place as of the beginning of the period, July 1, 1996, and combines the Company's condensed consolidated statement of operations for the year ended June 30, 1997 with Interweb's condensed consolidated statement of operations for the year ended June 30, 1997.

            The pro forma adjustments are based on available information and on certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma combined financial statements should be read in conjunction with the Company's financial statements and notes thereto, as part of the fiscal 1997 annual report Form 10-K, filed with the Securities and Exchange Commission. The unaudited pro forma combined statement of operations data are not necessarily indicative of the results that would have occurred if the acquisition had occurred on the date indicated, nor are they indicative of the Company's future results of operations.

                                                                              16
                              THINK NEW IDEAS INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 MARCH 31, 1998

                                               THINK NEW IDEAS, INC   INTERWEB,INC.       PRO FORMA ADJUSTMENTS         PRO FORMA
                                                                                                 (NOTE 1)
                                                MARCH 31, 1998       MARCH 31, 1998
                                       ASSETS
CURRENTS ASSETS
Cash and cash equivalents                           4,617,260             181,793               (303,728)(A)             4,495,325

Marketable securities                                 766,623                --                     --                     766,623

Accounts receivable, net                           15,311,479             438,216                                       15,749,695

Unbilled receivables                                2,299,955              35,464                                        2,335,419

Prepaid expenses and other current assets           2,066,739               3,307                                        2,070,046
                                                    ---------               -----              ---------               -----------
                                                   25,062,056             658,780               (303,728)               25,417,108


Property, plant and equipment, net                  4,866,764             342,870                                        5,209,634

Software development costs                            332,125                --                1,200,000(A)              1,532,125

Goodwill, net                                       4,450,911                --                5,146,055(A)              9,596,966

Other assets
                                                      663,095              59,026                290,000(A)              1,012,121
                                                 ------------        ------------           ------------                ----------
Total assets                                     $ 35,374,951        $  1,060,676           $  6,332,327                42,767,954
                                                 ============        ============           ============                ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Note payable to bank                                     --                  --                                                 --

Accounts payable                                    5,839,124              47,761                                        5,886,885

Accrued expenses                                    1,586,830              56,474                 30,000(A)              1,673,304

Media payable                                       8,184,393             259,357                                        8,443,750

Income taxes payable                                   65,727                --                                             65,727

Due to related party                                1,518,311                --                                          1,518,311

Current portion of long term debt
  and obligations under capital leases                370,259              21,030                                          391,289

Other current liabilities                                --                47,525                                           47,525
                                                   ----------             -------               --------                ----------
Total current liabilities                          17,564,644             432,147                 30,000                18,026,791
                                                   ==========             =======               ========                ==========

Obligations under capital leases                      757,162                --                                            757,162

Other long-term liability                                --                 5,856                                            5,856
                                                   ----------         -----------            -----------              ------------
Total liabilities                                $ 18,321,806        $    438,003           $     30,000              $ 18,789,809
                                                 ============        ============           ============              ============

Commitments and contingencies

Shareholders' equity:

Preferred stock                                          --                  --

Common Stock                                              702               1,091                 (1,031)(A)(B)                762

Additional paid in capital                         23,535,073             126,749             11,498,191(A)(B)          35,160,013

Accumulated deficit/Retained earnings              (6,482,630)            494,833             (5,194,833)(A)(B)        (11,182,630)

Total shareholders' equity                         17,053,145             622,673              6,302,327                23,978,145
                                                   ----------             -------              ---------                ----------
Total liabilities and shareholders' equity       $ 35,374,951        $  1,060,676           $  6,332,327              $ 42,767,954
                                                 ============        ============           ============              ============

See accompanying notes to unaudited pro forma financial statements

                                                                              17
                              THINK NEW IDEAS INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                                 MARCH 31, 1998


                                          NINE MONTHS ENDED
                                       MARCH 31,    MARCH 31,
                                          1998         1998
                                       THINK NEW    INTERWEB,      PRO FORMA      PRO FORMA
                                      IDEAS, INC.      INC.       ADJUSTMENTS

Revenues                               27,993,587     2,186,921                   30,180,508
Operating Expenses:
Direct salaries and related
expenses                                11,960,441    1,029,506                   12,989,947
Other direct expense                     6,496,912      285,594                    6,782,506
Selling, general and administrative
expenses                                 6,683,311      770,413                    7,453,724
Depreciation and amortization            1,661,687       69,286     629,804 (C)    2,360,777
                                      -------------------------------------------------------
Operating
profit/(loss)                            1,191,236       32,122   (629,804)          593,554
                                      -------------------------------------------------------
Interest income /(expense) and
other, net                                 188,287     (10,689)           -          177,598

Income/(loss) before provision
for taxes                                1,379,523       21,433   (629,804)          771,152
                                      -------------------------------------------------------
Provision for income
taxes                                      185,675        1,098           -          186,773
                                      -------------------------------------------------------

Net income                              $1,193,848      $20,335  $(629,804)         $584,379
(loss)
                                      =======================================================
Per common share:
Net income (loss)  -
basic                                        $0.20                                     $0.09
Weighted-average common shares
outstanding (D)                          5,960,831                                 6,560,831

Net income (loss)  -
diluted                                      $0.18                                     $0.08
Weighted-average common shares
outstanding (D)                          6,517,975                                 7,117,975








See accompanying notes to unaudited pro forma financial statements

                                                                              18
                              THINK NEW IDEAS INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                                  JUNE 30, 1997

                               TWELVE MONTHS ENDED
                           JUNE 30, 1997 JUNE 30, 1997
                                  THINK NEW  INTERWEB, INC.     PRO FORMA      PRO FORMA
                                 IDEAS, INC.                   ADJUSTMENTS
                                                                 NOTE 2

Revenues                            $17,436,847     $1,956,393               $ 19,393,240
Operating Expenses:

Direct salaries and related
expenses                             10,029,004        680,801                 10,709,805
Other direct expense                  4,691,563        190,479                 4,882,042
Selling, general and
administrative expenses               6,842,308        605,472                 7,447,780
Restructuring costs                   1,732,000                                1,732,000
Depreciation and amortization         1,619,104         48,182     839,738 (C) 2,507,024
                                 -------------------------------------------------------------
Operating profit/(loss)              (7,477,132)       431,459    (839,738)   (7,885,411)

Interest income /(expense) and
other, net                              151,869          2,516           -       154,385

Income/(loss) before provision
for taxes                            (7,325,263)       433,975    (839,738)   (7,731,026)
                                 -------------------------------------------------------------

Provision for income taxes              245,900              -           -       245,900
                                 -------------------------------------------------------------
Net income (loss)                    (7,571,163)       433,975    (839,738)   (7,976,926)
                                 =============================================================
Per common share:
Net income (loss)  - basic               $(1.63)                                  $(1.52)
Weighted-average common shares
outstanding (D)                       4,638,337                                5,238,337


See accompanying notes to unaudited pro forma financial statements

                                                                              19
                               Think New Ideas, Inc.
           Notes to Pro Forma Condensed Consolidated Financial Statements
                                    (Unaudited)

      NOTE 1

Unaudited pro forma condensed consolidated balance sheet

      The following adjustments have been reflected in the unaudited pro forma condensed combined consolidated balance sheet:

(A)

To record the allocation of the purchase price to the net assets of Interweb, Inc. as follows:

                  Value of 600,000 shares issued                                  $11,625,000

                  Cash paid                                                           200,000
                  Legal and accounting fees                                           133,728
                                                                                  -----------
                                                                                  $11,958,728
                  Less: Equity at 3/31/98                                             622,673
                                  - -- --                                         -----------
                  Excess purchase price over equity                               $11,336,055

Allocation of Goodwill to fair value of assets acquired:
                     Purchased research costs                                    $  4,700,000

                     Software Development                                           1,200,000
                     Other Intangible assets                                          290,000
                                                                                 ------------
Excess of costs over fair value of net assets acquired                           $  5,146,055
                                                                                 ============

            Based on third-party appraisals, $4,700,000 of the purchase price represents purchased in-process research and development that has not yet reached technological feasibility and has no alternative future use. This amount has been expensed as a non-recurring charge in relation to the acquisition. This amount has been reflected as a reduction to shareholders equity and has not been included in the pro forma combined statement of income due to its non-recurring nature.

            The actual allocation of the purchase price over the fair value of net assets acquired will differ depending upon the composition of Interweb's net assets on the date of acquisition and the Company's evaluation of the fair value of such net assets acquired. Therefore, the allocation of the purchase price could differ from that presented above.

(B)

To record the elimination of the common stock, additional paid in capital and retained earnings of Interweb.

      NOTE 2

Unaudited Condensed Consolidated Statement of Operations for the nine months ended March 31, 1998 and twelve months ended June 30, 1997.


(C)

To record the amortization of goodwill over an estimated useful life of 15 years. The amortization on goodwill was $257,303 for the nine months ended March 31, 1998 and $343,070 for the twelve months ended June 30, 1997. Additionally, to record amortization on software development costs and other intangible assets over an estimated useful of three years, amortization for the nine months ended March 31, 1998 was $372,501 and $496,668 for the twelve months ended June 30, 1997.

(D)

Weighted average shares outstanding have been adjusted to reflect the 600,000 shares of the Company's common stock as outstanding for the periods presented.

                                     SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THINK NEW IDEAS, INC.
                              (Registrant)



Date: August 14, 1998         By:        /S/ MELVIN EPSTEIN
                                         -----------------------------------
                                         Melvin Epstein, Chief Financial Officer